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                                                                EXHIBIT 99(b)

                     MEDICINE SHOPPE INTERNATIONAL, INC.
                     EMPLOYEE INCENTIVE STOCK OPTION PLAN
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        1.  PURPOSE.  This Stock Option Plan (the "Plan") is intended to encourage the ownership of stock of Medicine Shoppe International, Inc. (the "Company") by key employees of the Company and its subsidiaries, to provide additional incentive for them to promote the success of the business, and to encourage them to remain in its employ. It is further intended that options issued pursuant to this Plan shall constitute Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended, and the rules and regulations thereunder (the "Code").

        2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall determine the key employees who are to be granted options hereunder and the amount of stock to be optioned to each.

            The interpretation and construction by the Committee of any provisions of the Plan or any Option, as defined in Paragraph 4 hereof, granted hereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

        3. PARTICIPANTS. The Committee, in its sole discretion but subject to the requirements of Section 422A of the Code, shall select from among the key employees of the Company and

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its subsidiaries, including officers, whether or not they are Directors, and shall determine which of such persons (the "Participants") shall receive Options. No Director shall participate in the granting of Options to himself under the Plan.

        4. GRANT OF OPTIONS. The Committee, prior to the expiration of ten years from the day on which this Plan is adopted by the Committee, in its discretion, may grant to the Participants the right to purchase Common Stock, as defined in Paragraph 5 hereof, pursuant to the terms and conditions set forth in Paragraph 7 hereof (the "Option").

        5. STOCK SUBJECT TO THE PLAN. The stock subject to the Option shall be shares of the Company's authorized but unissued or reacquired $0.01 par value common stock (the "Common Stock"). The aggregate number of shares which may be issued under Options hereunder shall not exceed 125,000 shares of Common Stock. The limitations established in this Plan by the preceding sentences shall be subject to adjustment as provided in Paragraph 6 hereunder.

            In the event that any outstanding Option under the Plan for any reason expires, is cancelled or is terminated, the shares of Common Stock allocable to the unexercised portions of such Option may again be subjected to an Option under the Plan.

        6. CHANGES IN CAPITAL STRUCTURE. In the event that the shares of outstanding Common Stock are hereafter increased or decreased into or exchanged for a different number or kind of shares or other securities of the Company or of another

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corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in corporate shares, an appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan, including the maximum number that may be granted to any one Participant. In addition, an appropriate adjustment shall be made in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable to the end that each Participant's proportionate interest in the total shares subject to option shall be maintained as before the occurrence of such event; such adjustment in the shares subject to option shall be made without changing the total price applicable to the unexercised portion of any Option and with a corresponding adjustment in the option price per share; provided, however, that each such adjustment in the number and kind of shares subject to outstanding options, including any adjustment in the option price, shall be made in such manner as not to constitute a "Modification" as defined in Section 425 of the Code. Any adjustment made by the Committee shall be conclusive.

        7. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by Common Stock Option Agreements (the "Option Agreements") in such form not inconsistent with this Plan as the Committee shall from time to time determine, provided that the substance of the following be included therein.


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           (a)  NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which it pertains. The aggregate fair market value of Common Stock for which an employee may be granted Options under this Plan and any other incentive stock option plan of the Company (fair market value being determined as of the date of grant in accordance with the provisions of subparagraph 7(b) hereof) in any one calendar year shall not exceed $100,000 plus any unused limit carryover determined pursuant to Section 422A(c)(4) of the Code.

           (b) OPTION PRICE. Each Option Agreement shall state the option price, which shall not be less than 100% of the fair market value of a share of Common Stock on the date of the granting of the Option. Such fair market value shall be deemed to be the closing price of Common Stock on the stock exchange upon which the Common Stock is traded, or average closing price if there be more than one such exchange, on the day the Option is granted. If no sale of the Common Stock shall be made on any stock exchange on that day, the fair market value shall be determined by taking the mean between the last available bona fide bid and asked prices (or average thereof if there be more than one) on the valuation date as the same may be available, in the order indicated, from the following sources:

           (i)    the stock exchange(s) on which the Common Stock is traded;

           (ii) NASDAQ (the National Association of Securities Dealers, Inc. Automated Quotation System); or


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           (iii)  three primary over-the-counter market        in the Common
                  Stock (or such lesser number as shall then be making a primary market in such shares).

           If there are not sales or bid and asked prices on the valuation date, the value may be determined by taking the mean between the bona fide sales or bid and asked prices on the nearest date before and the nearest date after the valuation date. Subject to the foregoing, the Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

           (c) METHOD OF PAYMENT. Each Option Agreement shall state that Common Stock purchased under Options shall at the time of purchase be paid in full. To the extent that the right to purchase shares is accrued thereunder, Options may be exercised from time to time by the delivery of written notice to the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and the time and date of purchase thereof, which shall be during the normal business hours of the Company on a regular business day not less than fifteen (15) days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in such notice, the Company shall, without transfer or issue tax, transfer and set aside for the benefit of the Participant (including, for all purposes hereof, such other person as shall be entitled to exercise the Option hereunder) a certificate or certificates for



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        such shares out of its theretofore authorized but unissued or reacquired Common Stock, against payment of the option price in full by cash (including certified or bank cashier's check or the equivalent thereof). If the Participant fails to pay for any part of the number of shares specified in such notice in accordance with the terms of the Plan and such notice, the Participant's right to exercise the Option with respect to such shares may, by subsequent action of the Committee, be terminated.

           (d) OPTION TERM. Each Option Agreement shall specify the period for which the Option thereunder is granted. In no event shall an Option be exercisable after the expiration of five years from the date the Option is granted. At the end of such specified period the Option shall expire.

           (e) EXERCISE OF OPTIONS. During the first year an Option is outstanding, it may not be exercised; during the second year an Option is outstanding, the Option may be exercised as to not more than 25% of the total number of shares covered thereby; in each additional year the Option may be exercised as to an additional 25% of the total number of shares covered, such that in the fifth and final year, the Option shall be exercisable as to the entire option amount. To the extent not exercised, Options shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than five years from the date the Option is granted. Not less than ten shares may


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        be purchased at any one time unless the number purchases is the total number at the time purchasable under the Option. During the lifetime of the Participant, the Option shall be exercised only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein.


           (f) PRIOR OUTSTANDING OPTIONS. Subject to the provisions of this subparagraph 7(f), no Option (for purpose of this subparagraph called "New Option") shall be exercisable while there is outstanding, within the meaning of the Code, any Incentive Stock Option (as defined in Section 422A of the Code) granted before the granting of the New Option to the person to whom the New Option is granted to purchase stock in the Company or in a corporation which, at the time the New Option is granted is a parent or subsidiary corporation (as those terms are defined in Section 425 of the Code) of the Company, or is a predecessor corporation of the Company or such parent or subsidiary corporation.

           (g) EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. Except as otherwise provided in this subparagraph, upon termination of a Participant's employment with the Company and its subsidiaries for any reason, any outstanding Option or unexercised portion thereof granted to the Participant shall terminate. If the employment of a Participant is terminated by reason of retirement (under normal Company policies), death or


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         disability, any outstanding Option or unexercised portion thereof granted to him may be fully exercised by the Participant, his personal representative, executor, administrator, heirs or devisees, as applicable, at any time, within three months of the date of the Participant's retirement or within one year after his death or after the date of termination by reason of disability, but in no event after the termination of the term of the Option in accordance with its terms. Any transfer of employment from the Company to any parent or subsidiary thereof, or vice versa, shall not be deemed a termination of employment.

                (h) INVESTMENT PURPOSE. Each Option issued under this Plan may be issued on the condition that any purchase of stock thereunder which shall not be the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the "Restricted Stock"). If requested by the Company, each Participant must agree, at the time of the purchase of any Restricted Stock, to execute an "investment letter" setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to him thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act of 1933, as amended, and under the applicable securities or blue sky laws of any other

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         jurisdiction (together, the "Securities Laws"), or the  availability of exemptions from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such stock. No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

                        (1) an opinion of the Participant's counsel is
            received, in form and substance satisfactory to counsel for the Company, that registration under the applicable Securities Laws is not required; or

                        (2) such stock is registered under the applicable
            Securities Laws; or

                        (3) "no action" letters are received from the staff of
            the Securities and Exchange Commission and from the administrative agencies administering all other applicable securities or blue sky laws, based on an opinion of counsel for Participant in form and substance reasonably satisfactory to counsel for the Company, advising that registrations under the Securities Laws are not required.

                (i) RIGHTS AS A STOCKHOLDER. Each Participant shall have all rights attributable to stockholders of the Company with respect to any shares issued to him or for his benefit pursuant to the terms of his Option but shall have no shareholder rights prior thereto. Except as provided in Paragraph 6 hereof, no adjustment shall be made for dividends or other rights appurtenant to the ownership of


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        shares in the Company for which the record date is prior to the date of purchase of shares in accordance with subparagraph 7(e) hereof.

                (j) STOCK OWNERSHIP. In the event an Option shall be granted to any person who, at any time such Option is granted, owns stock in excess of the limitations imposed by Section 422A(b)(6) or other comparable restriction under the Code (i.e., owns more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary Corporation), the Option Price (as defined in subparagraph 7(b) hereof) shall be increased to not less than 110% of the fair market value of the stock as of the date of grant.

                (k) WAIVER OF RESTRICTIONS. The Committee, in its discretion or pursuant to contract, may waive the restrictions imposed by paragraph 7(e) hereof (relating to time of exercise) on any Participant with respect to Options granted under the Plan; provided, however, no restriction which is required by Section 422A of the Code may be waived.

        8. EFFECTIVE DATE AND AMENDMENT AND TERMINATION OF THE PLAN. This Plan will become effective upon adoption by the Board of Directors of the Comapny ("Adoption Date"). Within twelve months after the Adoption Date, this Plan shall be submitted to the Shareholders of the Comapny for their approval in accordance with Section 422A(b)(1) of the Code. The Board of Ditrectors of the Comapny may amend or terminate this Plan at

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any time. The amendment or termination of this Plan shall not affect rights and obligations theretofor granted and then in effect.

        9. USE OF PROCEEDS. The proceeds from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

        10. CONSTRUCTION. When used herein the male, female and neuter gender shall include the other and the singular shall include the plural as the context or facts so require.


                                By order of the Board of Directors

                                on October 24, 1993.

                                MEDICINE SHOPPE INTERNATIONAL, INC.

                                By _______________________________


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